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                                   EXHIBIT 1

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                                   AGREEMENT


     Each of the undersigned persons hereby agrees that any statement on
Schedule 13D, including any amendments thereto, filed by any of such persons with the Securities and Exchange Commission pursuant to Section 13(d) under the Securities Exchange Act of 1934, as amended, in respect of the beneficial ownership of equity securities of Indiana Energy, Inc. shall be deemed to be filed on behalf of each of such persons.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective on the 16th day of June, 1994.


                                 NETTIE B. FENDRICH TRUST


                                 By:/s/ Jack R. Snyder
                                    ------------------------------
                                        Jack R. Snyder, Co-Trustee


                                 MARY HULMAN DESCENDANTS TRUST


                                 By:/s/ Jack R. Snyder
                                    -------------------------------
                                        Jack R. Snyder, Co-Trustee


                                 ANTON HULMAN, JR. REAL ESTATE TRUST
                                 FOR THE BENEFIT OF THE DESCENDANTS
                                 OF ANTON HULMAN, JR.


                                 By:/s/ Jack R. Snyder
                                    -------------------------------
                                        Jack R. Snyder, Co-Trustee